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                                                                     EXHIBIT 4.2

                               DAVOX CORPORATION

                     AMENDED AND RESTATED 1986 STOCK PLAN

        1.   Purpose.  This Amended and Restated 1986 Stock Plan (the "Plan") is
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intended to provide incentives (a) to the officers and other employees of Davox
Corporation (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") granted hereunder ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.

        2.   Administration of the Plan. (a) The Plan shall be administered by
             --------------------------
the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") comprised of, to the extent required by applicable regulations under Section 162(m) of the Code, two or more outside directors as defined in applicable regulations thereunder and to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), disinterested administrators. No member of the Committee, while a member, shall be eligible to participate in this Plan. Subject to the terms of the Plan, the Committee shall (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options or Awards may be granted and who may make Purchases; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 6, and the purchase price of shares subject to each Purchase, (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; and (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases, and the nature of such restrictions if any; and shall make recommendations to the Board based on its determinations. Options and Awards shall be granted and Purchases shall be authorized on behalf of the Company by the Board based on the Committee's recommendations. The Committee shall also have authority to interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Board issues a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option, Award or authorization for any Purchase granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination
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made in good faith with respect to the Plan or any Option, Award or authorization for any Purchase granted under it.

        (b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if there is no Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        (c) Notwithstanding the provisions of Section 2(a), no Option shall be granted to any employee who is, at the time of the proposed grant, a member of the Board, unless such grant has been approved by a majority vote of the disinterested members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other employees. Members of the Board who are either
(i) eligible for Options, Awards or authorizations to make Purchases pursuant to the Plan or (ii) have been granted Options, Awards or authorizations to make Purchases may vote on any matters affecting the administration of the Plan or the grant of any Options, Awards or authorizations to make Purchases pursuant to the Plan, except that no such member shall act upon the granting to himself of Options, Awards or authorizations to make Purchases, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options, Awards or authorizations to make Purchases.

        (d) Notwithstanding any other provision of this Section (2), in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no grants of Options, Awards or rights to make Purchases shall be made at any time from the effective date of such registration to any director who is not also an employee of the Company; provided, however, that if a majority of the Board is eligible for selection in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant to directors of Options, Awards or rights to make Purchases must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible for selection in this Plan or any other stock option or other stock plan of the Company, or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are not also directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

        3.   Eligible Employees and Others.  Except as otherwise provided
             -----------------------------
herein, ISOs may be granted to any officer or other employee of the Company or any Related Corporation. Those directors of the Company who are not employees may not be granted ISOs under the Plan. Except as otherwise provided herein, Non-Qualified Options and Awards may be granted to, and Purchases may be made by, any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or authorize a Purchase or Award.
Granting of any Option or Award to, or any Purchase by, any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Awards, or in any other Purchase.
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        4.   Stock.  The stock subject to Options, Awards and Purchases shall be
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authorized but unissued shares of Common Stock of the Company, par value $.10 per share (the "Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,464,286 subject to adjustment as provided in paragraph
13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for grants of Options or Awards and for Purchases under the Plan. No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 500,000 shares of Common Stock under the Plan per year. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

        5.   Granting of Options.  Options may be granted under the Plan at any
             -------------------
time after September 18, 1986 and prior to September 18, 1996. Any such grants of ISOs shall be subject to the receipt, within 12 months of September 18, 1986, of the approval of Stockholders as provided in paragraph 16. The date of grant of an Option under the Plan will be the date specified by the Board at the time it grants the Option, provided, however, that such date shall not be prior to the date of grant. The Board shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17. Unless otherwise specified by the Committee in connection with a particular grant, Options granted under the Plan are intended to qualify as performance-based compensation to the extent required under
Section 162(m) of the Code and the regulations thereunder.

        6.   Minimum Option Price; ISO Limitations.
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             A.  The price per share specified in the agreement relating to each
Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) 50 percent of the fair market value per share of Common Stock on the date of such grant. If Non-Qualified Options granted under the Plan with an exercise-price less than the fair market value per share of Common Stock on the date of grant, are intended to qualify as performance-based compensation under
Section 162(m) of the Code and any applicable regulations thereunder, then, to the extent required by Section 162(m) of the Code and any applicable regulations thereunder, the validity of such Options shall be subject to the receipt of the approval of the Company's stockholders to the grant thereof and such Options shall be exercisable only upon the attainment of pre-established, objective performance goals established by the Committee.

             B. The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant.
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             C.  In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000; provided that this paragraph 6(C) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

             D. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

        7.   Option Duration.  Subject to earlier termination as provided in
             ---------------
paragraphs 9 and 10, each Option shall expire on the date specified by the Board, but not more than ten years from the date of grant and in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, not more than five years from date of grant. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

        8.   Exercise of Option.  Subject to the provisions of paragraphs 9
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through 12, each Option granted under the Plan shall be exercisable as follows:

             A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board may specify.

             B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board.

             C. Each Option or installment may be exercised at any time or from time to time for up to the total number of shares with respect to which it is then exercisable. An optionee may not exercise any given installment except in its entirety. The exercise of any installment with respect to a given Option shall be deemed to be the exercise of the earliest installment then outstanding and exercisable. Notwithstanding the foregoing, to the extent necessary for an Option granted as an ISO to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code, the instruments referred to in paragraph 12 below granting such Option shall contain a provision that no ISO may be exercised while there is outstanding any option to acquire shares of stock of the Company or of a corporation which, at the time of the granting of the new ISO, is a parent or subsidiary of the Company, or of a predecessor corporation of any of such corporations, if such option was granted earlier than the

ISO in question and also qualifies as an "incentive stock option" within the meaning of Section 422(b) of the Code. For this purpose, an incentive stock option is "outstanding" until it has been exercised in full or has expired by lapse of time.

             D. The Board shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Board shall not accelerate the exercise date of any installment of any Option granted to an employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 17) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

        9.   Termination of Employment. (a) If an ISO optionee ceases to be
             -------------------------
employed by the Company or any Related Corporation other than by reason of death or retirement, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 30 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17.

             (b) If an ISO optionee retires, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 90 days from the date of retirement, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17.

             (c) Leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation, to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any Option or Award, or any person or entity entitled to make a Purchase, the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.

             (d) In granting any Non-Qualified Option, the Board may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to ISOs such other termination or cancellation provisions as the Board may determine.

        10.  Death; Dissolution.  If an optionee dies, any Option of his may be
             ------------------
exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option's specified expiration date or 180 days from the date of the optionee's death. In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately.

        11.  Assignability.  No Option shall be assignable or transferable by
             -------------
the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

        12.  Terms and Conditions of Options.  Options shall be evidenced by
             -------------------------------
instruments (which be identical) in such forms as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Board deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Board may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

        13.  Adjustments.  Upon the happening of any of the following described
             -----------
events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

             A. In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of common stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

             B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

             C. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A or B shall be made only after the Board, after consulting with counsel for the Company, determines that such adjustments with respect to ISOs will not constitute a "modification" of such ISOs as that term is defined in Section 424 of the Code, or cause any adverse tax consequences for the holders of such ISOS. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

             D. No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph D, would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

             E. Upon the happening of any of the foregoing events described in subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Board shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

        14.  Means of Exercising Options.  An Option (or any part or installment
             ---------------------------
thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, and be accompanied by full payment of the purchase price therefor either (a) in United States dollars by certified or bank check, or (b) at the discretion of the Board, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Board, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in (S)274(d) of the Code, or (d) at the discretion of the Board, by any combination of (a), (b) and (c) above. If the Board exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b) or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

        15.  Conditions of Exercise.  Each Option shall be subject to the
             ----------------------
requirement that, if at any time the Board or counsel for the Company shall determine, in its reasonable discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board and counsel for the Company. The Company's obligation to issue shares upon the exercise of an Option shall in any case be subject to the Company's being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares would otherwise violate the Securities Act of 1933, as amended, or any applicable law, regulation or rule of any governmental body.

        16.  Term and Amendment of Plan.  This Plan was adopted by the Board on
             --------------------------
September 18, 1986, subject to approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Company on or before September 17, 1987. The Plan shall expire on September 17, 1996 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options and Awards may be granted under the Plan, and Purchases may be authorized by the Committee, prior to the date of stockholder approval of the Plan. If the approval of Stockholders is not obtained prior to September 18, 1987, any Purchases or grants of Options or Awards under the Plan made prior to that date will be rescinded. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of such Stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6 regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as provided in the fourth sentence of this paragraph 16, in no event may action of the Board or Stockholders alter or impair the rights of an optionee, purchaser or Award recipient under any Option, Purchase or Award previously granted to or made by him, without his consent.

        17.  Conversion of ISOs into Non-Qualified Options; Termination of ISOs.
             ------------------------------------------------------------------
The Board, at the written request of any optionee, may in its sole discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

        18.  Application Of Funds.  The proceeds received by the Company from
             --------------------
the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

        19.  Governmental Regulation.  The Company's obligation to sell and
             -----------------------
deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

        20.  Withholding of Additional Income Taxes.  The Company, in accordance
             --------------------------------------
with Section 3402(a) of the Code, may, upon exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, or the making of a Disqualifying Disposition (as defined in paragraph 21) require the optionee exercising such option, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income.

        21.  Notice to Company of Disqualifying Disposition.  Each employee who
             ----------------------------------------------
receives ISOs shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

        22.  Governing Laws; Construction.  The validity and construction of the
             ----------------------------
Plan and the instruments evidencing Options, Awards and Purchases shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.